                                                                   EXHIBIT 10.16

                              PLANETRX.COM, INC.

                              SERIES D PREFERRED

                           STOCK PURCHASE AGREEMENT


                              September __, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
1.  Purchase and Sale of Stock............................................  1
     1.1  Sale and Issuance of Series D Preferred Stock...................  1
     1.2  Initial Closing.................................................  1

2.  Representations and Warranties of the Company.........................  1
     2.1  Organization, Good Standing and Qualification...................  2
     2.2  Capitalization and Voting Rights................................  2
     2.3  Subsidiaries....................................................  3
     2.4  Authorization...................................................  3
     2.5  Valid Issuance of Preferred and Common Stock....................  3
     2.6  Governmental Consents...........................................  3
     2.7  Offering........................................................  3
     2.8  Litigation......................................................  4
     2.9  Proprietary Information and Employee Stock Purchase Agreements..  4
     2.10  Patents and Trademarks.........................................  4
     2.11  Compliance with Other Instruments..............................  5
     2.12  Agreements; Action.............................................  5
     2.13  Permits........................................................  6
     2.14  Registration Rights............................................  6
     2.15  Corporate Documents............................................  6
     2.16  Title to Property and Assets...................................  6

3.  Representations and Warranties of the Investors.......................  6
     3.1  Authorization...................................................  6
     3.2  Purchase Entirely for Own Account...............................  6
     3.3  Disclosure of Information.......................................  7
     3.4  Investment Experience...........................................  7
     3.5  Accredited Investor.............................................  7
     3.6  Restricted Securities...........................................  7
     3.7  Further Limitations on Disposition..............................  7
     3.8  Legends.........................................................  8

4.  Conditions of Investors' Obligations at Closing.......................  8
     4.1  Representations and Warranties..................................  8
     4.2  Performance.....................................................  8
     4.3  Compliance Certificate..........................................  8
     4.4  Qualifications..................................................  8
     4.5  Proceedings and Documents.......................................  9
     4.6  Board of Directors..............................................  9
     4.7  Opinion of Company Counsel......................................  9
     4.8  Investors' Rights Agreement.....................................  9

5.  Conditions of the Company's Obligations at Closing....................  9
     5.1  Representations and Warranties..................................  9
     5.2  Payment of Purchase Price.......................................  9
     5.3  Qualifications..................................................  9
     5.4  Investors' Rights Agreement.....................................  9

6.  Miscellaneous......................................................... 10
     6.1  Survival of Warranties.......................................... 10
     6.2  Successors and Assigns.......................................... 10
     6.3  Governing Law................................................... 10
     6.4  Counterparts.................................................... 10
     6.5  Titles and Subtitles............................................ 10
     6.6  Notices......................................................... 10
     6.7  Finder's Fee.................................................... 10
     6.8  Expenses........................................................ 11
     6.9  Amendments and Waivers.......................................... 11
     6.10  Severability................................................... 11
     6.11  Corporate Securities Law....................................... 11
     6.12  Aggregation of Stock........................................... 11
     6.13  Entire Agreement............................................... 11
     6.14  Waiver of Conflicts............................................ 11

SCHEDULE A     Schedule of Investors
SCHEDULE B     Schedule of Exceptions

EXHIBIT A      Restated Certificate of Incorporation
EXHIBIT B      Amended and Restated Investors' Rights Agreement
EXHIBIT C      Opinion of Counsel for the Company

                               PLANETRX.COM, INC.


                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made as of the ___ day of September, 1999, by and among PlanetRx.com, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred
                            ----------
to as an "Investor."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.
          --------------------------

     1.1  Sale and Issuance of Series D Preferred Stock.
          ---------------------------------------------

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated
                                             ---------
Certificate").

          (b) On or prior to the Initial Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Series D Preferred Stock and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Series D Preferred Stock (the "Conversion Shares"). The Series D Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

          (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Initial Closing or pursuant to Section 1.3, and the Company agrees to sell and issue to each Investor at the Initial Closing or pursuant to Section 1.3, that number of shares of the Company's Series D Preferred Stock set forth opposite such Investor's name on Schedule A hereto for the purchase price set forth thereon.
                   ----------

     1.2  Initial Closing.  The purchase and sale of the Series D Preferred
          ---------------
Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 2:00 P.M., September __, 1999 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series D Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Initial Closing"). At the Initial Closing the Company shall deliver to each Investor a certificate representing the Series D Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof.

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions

(the "Schedule of Exceptions") furnished to each Investor which exceptions shall be deemed to be representations and warranties as if made hereunder:

     2.1  Organization, Good Standing and Qualification.  The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2  Capitalization and Voting Rights.  The authorized capital of the
          --------------------------------
Company consists of:

          (a)  Preferred Stock.  Thirty million (30,000,000) shares of Preferred
               ---------------
Stock, par value $0.0001 (the "Preferred Stock"), fourteen million (14,000,000) shares of which have been designated Series A Preferred Stock (the "Series A Preferred Stock"), eleven million fifty-nine thousand (11,159,000) of which are issued and outstanding, and seven million (7,000,000) shares of which have been designated Series B Preferred Stock (the "Series B Preferred Stock"), five million nine hundred thousand (5,900,000) of which are currently outstanding, seven million (7,000,000) of which have been designated Series C Preferred Stock (the "Series C Preferred Stock"), six million seven hundred seventy-six thousand three hundred sixty-four (6,776,364) of which are currently outstanding, and five hundred thousand (500,000) of which have been designated Series D Preferred Stock (the "Series D Preferred Stock") all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will be as stated in the Company's Restated Certificate.

          (b)  Common Stock.  Fifty million (50,000,000) shares of common stock,
               ------------
par value $0.0001 ("Common Stock"), of which ten million twenty-seven thousand nine hundred (10,027,900) shares are issued and outstanding.

          (c) Except for (A) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, (B) the rights provided in Section 2.4 of the Investors' Rights Agreement, (C) a warrant to purchase one hundred thousand (100,000) shares of Series A Preferred Stock and a warrant to purchase sixteen thousand (16,000) shares of Series B Preferred Stock, and (D) currently outstanding options to purchase two million nine hundred one thousand nine hundred fifty (2,801,950) shares of the Company's Common Stock granted to employees and service providers, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition, the Company has reserved seven hundred ninety-three thousand one hundred fifty (893,150) shares of its Common Stock for purchase upon exercise of options to be granted in the future to the Company's employees and service providers. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

     2.3  Subsidiaries.  The Company does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     2.4  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series D Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series D Preferred Stock has been taken or will be taken prior to the Initial Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     2.5  Valid Issuance of Preferred and Common Stock.  The Series D Preferred
          --------------------------------------------
Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and the Investors' Rights Agreement under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

     2.6  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; and (ii) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series D Preferred Stock hereunder, or such other post-closing filings as may be required.

     2.7  Offering.  Subject in part to the truth and accuracy of each
          --------
Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.8  Litigation.  There is no action, suit, proceeding or investigation
          ----------
pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement and the Investors' Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     2.9  Proprietary Information and Employee Stock Purchase Agreements.  Each
          --------------------------------------------------------------
employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use reasonable efforts to prevent any such violation.

     2.10  Patents and Trademarks.  To its knowledge (but without having
           ----------------------
conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for end-user, object code, internal-use software license and support/maintenance agreements. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investors'

Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

     2.11  Compliance with Other Instruments.  The Company is not in violation
           ---------------------------------
or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     2.12  Agreements; Action.
           ------------------

          (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

          (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     2.13  Permits.  The Company has all franchises, permits, licenses, and any
           -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     2.14  Registration Rights.  Except as provided in the Investors' Rights
           -------------------
Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.15  Corporate Documents.  Except for amendments necessary to satisfy
           -------------------
representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investors.

     2.16  Title to Property and Assets.  The Company owns its property and
           ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with all material terms of such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     3.   Representations and Warranties of the Investors.  Each Investor hereby
          -----------------------------------------------
represents and warrants that:

     3.1  Authorization.  Such Investor has full power and authority to enter
          -------------
into this Agreement and the Investors' Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     3.2  Purchase Entirely for Own Account.  This Agreement is made with such
          ---------------------------------
Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.3  Disclosure of Information.  Such Investor believes it has received all
          -------------------------
the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

     3.4  Investment Experience.  Such Investor acknowledges that it is able to
          ---------------------
fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock.

     3.5  Accredited Investor.  Such Investor is an "accredited investor" within
          -------------------
the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     3.6  Restricted Securities.  Such Investor understands that the Securities
          ---------------------
it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.7  Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement provided and to the extent this Section and such agreements are then applicable, and:

          (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for (i) a transfer by an Investor to a parent or majority owned subsidiary of such Investor, or, (ii) if such Investor is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; provided however, that the transferee under (i) or (ii) above agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

     3.8  Legends.  It is understood that the certificates evidencing the
          -------
Securities may bear one or all of the following legends:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     4.   Conditions of Investors' Obligations at Closing'.  The obligations of
          -----------------------------------------------
each Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

     4.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in Section 2 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of such Initial Closing.

     4.2  Performance.  The Company shall have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

     4.3  Compliance Certificate.  The Chief Executive Officer of the Company
          ----------------------
shall deliver to each Investor at the Initial Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the incorporation.

     4.4  Qualifications.  All authorizations, approvals, or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

     4.5  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     4.6  Board of Directors.  The authorized number of directors of the Company
          ------------------
shall be seven (7). The directors of the Company as of the Initial Closing shall be Messrs. Razzouk, Beirne, Moritz, Cotsakos and Burke and there shall be two vacancies.

     4.7  Opinion of Company Counsel.  Each Investor shall have received from
          --------------------------
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.
                        ---------

     4.8  Investors' Rights Agreement.  The Company and each Investor shall have
          ---------------------------
entered into the Investors' Rights Agreement. Additionally, the requisite parties to that certain Amended and Restated Investors' Rights Agreement dated as of June 3, 1999 by and among the Company and the Investors listed on Schedule A thereto (the "Prior Agreement") shall also enter into the Investors' Rights Agreement so that the Prior Agreement shall be replaced in its entirety by the Investors' Rights Agreement.

     5.  Conditions of the Company's Obligations at Closing.  The obligations of
         --------------------------------------------------
the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

     5.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2  Payment of Purchase Price.  The Investor shall have delivered the
          -------------------------
purchase price specified in Section 1.1(c).

     5.3  Qualifications.  All authorizations, approvals, or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.4  Investors' Rights Agreement.  The Company and each Investor and shall
          ---------------------------
have entered into the Investors' Rights Agreement. Additionally, the requisite parties to the Prior Agreement shall also have entered into the Investors' Rights Agreement so that the Prior Agreement shall be replaced in its entirety by the Investors' Rights Agreement.

     6.  Miscellaneous.
         -------------

     6.1  Survival of Warranties.  The warranties, representations and covenants
          ----------------------
of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

     6.2  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.5  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.6  Notices.  Unless otherwise provided, any notice required or permitted
          -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon transmission via facsimile to a facsimile number indicated by such party in writing as such party may designate by ten (10) days' advance written notice to the other parties, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     6.7  Finder's Fee.  Each party represents that it neither is nor will be
          ------------
obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     6.8  Expenses.  Irrespective of whether the Closing is effected, the
          --------
Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Closing is effected, the Company shall, at the Initial Closing, reimburse the reasonable fees and expenses of any counsel to the Investors, not to exceed a maximum aggregate amount of $10,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.9  Amendments and Waivers.  Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     6.10  Severability.  If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.11  Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE
           ------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     6.12  Aggregation of Stock.  All shares of the Preferred Stock held or
           --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     6.13  Entire Agreement.  This Agreement and the documents referred to
           ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     6.14  Waiver of Conflicts.  Each party to this Agreement acknowledges that
           -------------------
Gunderson Dettmer, counsel for the Company, has in the past and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this

Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby
(1) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer's representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY:

                              PLANETRX.COM, INC.



                              By:
                                  -------------------------------------------
                                  William J. Razzouk
                                  Chairman and Chief Executive Officer

                              Address:  349 Oyster Point Blvd.
                                        Suite 201
                                        South San Francisco, CA  94080

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              INVESTORS:



                              By:
                                  ---------------------------------------

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              INVESTORS:



                             By:
                                  ----------------------------------------

                                   Schedule A

                             Schedule of Investors
                             ---------------------


                                           Number of                 Total Purchase
        Name and Address               Shares Purchased             Price of Shares
--------------------------------  --------------------------  --------------------------
iVillage Inc.                               371,103                  $7,499,991.60


TOTALS                                      371,103                  $7,499,991.60
                                            =======                  =============

                                   Schedule B
                                   ----------

                             Schedule of Exceptions
                             ----------------------

                                   Exhibit A
                                   ---------

                     Restated Certificate of Incorporation
                     -------------------------------------

                                   Exhibit B
                                   ---------

                Amended and Restated Investors' Rights Agreement
                ------------------------------------------------

                                   Exhibit C
                                   ---------

                       Opinion of Counsel for the Company
                       ----------------------------------